EXHIBIT 99.2

ANNUAL SERVICER'S CERTIFICATE

FLEET BANK (RI), NATIONAL ASSOCIATION

FLEET CREDIT CARD MASTER TRUST II

The undersigned, a duly authorized representative of Fleet Bank (RI), National Association ("Fleet"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated and effective as of December 1, 1993, as amended and restated as of January 1, 2002, and further amended by Amendment Number 1 dated as of April 1, 2002 (the "Agreement"), among Fleet, as Servicer, Fleet Credit Card Funding Trust, as Transferor, and Deutsche Bank Trust Company Americas, as Trustee, does hereby certify that:

1.  Fleet is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

2.  The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3.  A review of the activities of the Servicer during the twelve months ended September 30, 2004, and of its performance under the Agreement, was conducted under my supervision.

4.  Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the twelve months ended September 30, 2004 and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5.  The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the twelve months ended September 30, 2004 which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

None

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 22nd day of October 2004.

FLEET BANK (RI), NATIONAL ASSOCIATION,

Servicer,

By: /s/ JOHN S. FIORAVANTI

John S. Fioravanti
Senior Vice President